UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Schedule 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240. 14a-12

Reborn Coffee, Inc.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Reborn Coffee, Inc.
580 N. Berry Street,
Brea, California 92821

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2024 at 10:00AM Eastern

TO THE STOCKHOLDERS OF REBORN COFFEE, INC.:

Notice is hereby given that the Special Meeting of Stockholders (the “Special Meeting”) of Reborn Coffee, Inc. (“Reborn,” “we,” “us,” “our,” and the “Company”) will be held on May 10, 2024, at 10:00AM eastern, at the offices of Pryor Cashman LLP at 7 Times Square, New York, NY 10036, for the purposes of considering and acting on the following items:

1.     To approve the issuance of our shares of Common Stock to EF Hutton YA Fund, LP (“EF Hutton”), pursuant to the Pre-Paid Advance Agreement dated as of February 12, 2024 (the “PPA”), in excess of the Exchange Cap (as defined PPA);

2.     To approve the issuance of our shares of Common Stock to YA II PN, LTD. (“Yorkville”), pursuant to the Standby Equity Purchase Agreement dated as of February 12, 2024 (the “SEPA”), in excess of the Exchange Cap (as defined SEPA);

3.     Such other related matters and business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The enclosed Proxy Statement includes information relating to these proposals.

Only holders of record of our Common Stock, as of the close of business on April 12, 2024, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. The holders of at least a majority of our outstanding shares of voting stock entitled to vote and present in person or by proxy are required for a quorum. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,
/s/ Farooq M. Arjomand
Farooq M. Arjomand
Chairman of the Board Of Directors

April 22, 2024

Brea, California

OUR BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN OUR SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

Reborn Coffee, Inc.
580 N. Berry Street,
Brea, California 92821

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2024 at 10:00AM Eastern

SPECIAL MEETING AND PROXY SOLICITATION INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Reborn Coffee, Inc., a Delaware corporation (“Reborn,” “we,” “us,” “our,” and the “Company”), for use at the Special Meeting of Stockholders to be held on May 10, 2024, at 10:00AM eastern, at the office of Pryor Cashman LLP at 7 Times Square, New York, NY 10036, and at any postponements or adjournments thereof (the “Special Meeting”). This Proxy Statement, the Notice of Special Meeting of Stockholders and the accompanying proxy cards are being mailed to stockholders on or about April 22, 2024.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on May 10, 2024: The Proxy Statement available at https://reborncoffee.net/. We encourage you to review all of the important information contained in the proxy materials contained herein or accessed via our website before voting.

Solicitation and Voting Procedures

Solicitation.    The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Special Meeting to beneficial owners of our shares entitled to vote at the Special Meeting. We may conduct further solicitation personally, telephonically, electronically or by facsimile through our officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation. We do not intend, but reserve the right, to use the services of a third party solicitation firm to assist us in soliciting proxies.

Voting.    Stockholders of record may authorize the proxies named in the enclosed proxy cards to vote their shares in the following manner:

•        by mail, by marking the enclosed proxy card(s) applicable to you as the holder of shares of our Common Stock, par value $0.0001 per share (“Common Stock”), signing and dating it, and returning it in the postage-paid envelope provided;

•        by telephone, using any touch-tone telephone to transmit your voting instructions by calling the number specified on your proxy card. Stockholders voting by telephone need not return the proxy card(s) applicable to them as the holder of shares of our Common Stock; and

•        through the Internet, which we encourage if you have Internet access, at the address shown on your proxy card. Stockholders voting by the Internet need not return the proxy card(s) applicable to them as the holder of shares of our Common Stock.

Revocability of Proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given, or by delivering to Stephan Kim, the Chief Financial Officer of Reborn Coffee, Inc., at 580 N. Berry Street, Brea, CA 92821, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Special Meeting and giving notice of your intention to vote in person.

Voting Procedure.    The presence at the Special Meeting of a majority of our outstanding shares of voting stock entitled to vote and represented either in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The close of business on April 12, 2024 has been fixed as the record date (the “Record Date”) for determining the holders of shares of our Common Stock entitled to notice of and to vote at the Special Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters.

As of the Record Date, there were 2,313,027 shares of Common Stock outstanding, which shares were entitled to an aggregate of 2,313,027 votes at the Special Meeting. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

Votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Special Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Special Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR Proposal Nos. 1 and 2, as applicable.

Abstentions will be counted as present for the purpose of determining whether a quorum is present at the Special Meeting. Abstentions will have the effect of being cast “against” Proposal Nos. 1 and 2.

Because there are no “routine” proposals being presented at the Special Meeting, the Company does not expect that any broker non-votes will occur, but if broker non-votes occurred, they will have no effect on Proposal Nos. 1 and 2. A broker non-vote occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. We believe that all proposals in this proxy statement are non-routine proposals; therefore, your broker, bank or other agent will not be entitled to vote on any proposal at the Special Meeting without your instructions.

Vote Required.

For the approval of the issuance of our shares of Common Stock to EF Hutton YA Fund, LP (“EF Hutton”), pursuant to the Pre-Paid Advance Agreement dated as of February 12, 2024 (the “PPA”), in excess of the Exchange Cap (as defined PPA) (Proposal No. 1) and the approval of the issuance of our shares of Common Stock to YA II PN, LTD. (“Yorkville”), pursuant to the Standby Equity Purchase Agreement dated as of February 12, 2024 (the “SEPA”), in excess of the Exchange Cap (as defined SEPA) (Proposal No. 2), the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Special Meeting is required.

If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment.

Householding.    Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Reborn Coffee, Inc., 580 N. Berry Street, Brea, CA 92821, phone: (714) 784-6369, Attention: Chief Financial Officer. If you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Board of Directors Recommendation

Our Board of Directors recommends that stockholders vote their shares of Common Stock “FOR” Proposal No. 1 and “FOR” Proposal No. 2.

PROPOSAL NO. 1

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK TO EF HUTTON, PURSUANT TO THE PPA, IN EXCESS OF THE EXCHANGE CAP

We are seeking stockholder approval, for purposes of complying with Listing Rule 5635(d) (“Listing Rule 5635(d)”) of The Nasdaq Stock Market LLC (“Nasdaq”), for the issuance of up to $1,100,000 in shares of our Common Stock to EF Hutton pursuant to the PPA.

The information set forth in this Proposal No. 1 is qualified in its entirety by reference to the full text of the PPA attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 12, 2024. Stockholders are urged to carefully read these documents.

Background

On February 12, 2024, the Company entered into the PPA with EF Hutton. In accordance with the terms of the PPA, on February 12, 2024, EF Hutton advanced to the Company a pre-paid advance of $1,100,000 (the “Pre-Paid Advance”). The Pre-Paid Advances was purchased by EF Hutton at 90% of the face amount.

If and when requested by EF Hutton in writing (a “Purchase Notice”) while the Pre-Paid Advance is outstanding, EF Hutton may require the Company to issue and sell shares of Common Stock to EF Hutton (a “PPA Advance”) and the amounts outstanding under each Pre-Paid Advance will be correspondingly reduced upon the issuance by the Company of Common Stock to EF Hutton, at a price per share equal to the lower of: (a) 100% of the volume weighted average price (as reported during regular trading hours by Bloomberg) (the “VWAP”) of the Common Stock on the trading day immediately preceding the closing of the Pre-Paid Advance (the “Fixed Price”) or (b) 87% of the lowest daily VWAP of the shares during the five trading days immediately prior to each Purchase Notice, subject to the Floor Price. The “Floor Price” is equal to $0.46. Interest will accrue on the outstanding balance of any Pre-Paid Advance at 0%, subject to an increase to 18% upon events of default described in the PPA. The Pre-Paid Advance matures within one year.

EF Hutton will not be entitled to a PPA Advance if the issuance of shares of Common Stock (i) would result in EF Hutton (and its affiliates) beneficially owning more than 4.99% of the outstanding shares of the Company, or (ii) when combined with all other PPA Advances, would exceed the “Exchange Cap” of 414,693 shares of the Company’s common stock (representing 19.99% of the aggregate amount of Common Shares issued and outstanding as of the date of this Agreement), calculated in accordance with the rules of Nasdaq, which number is to be reduced, on a share-for-share basis, by the number shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the PPA under the applicable rules of Nasdaq (which the shares issuable to Yorkville pursuant to the SEPA are aggregated by Nasdaq for the purposes of Listing Rule 5635(d)), unless the Company obtains stockholder approval to do so.

EF Hutton has agreed that, while the Pre-Paid Advance is outstanding, neither EF Hutton nor any of its affiliates will engage in any short sales or hedging transactions with respect to the Common Stock. In addition, pursuant to the PPA, as long as the Pre-Paid Advance remains outstanding, the Company may not enter into any Variable Rate Transactions (as defined in the PPA).

The PPA provides that, within ten trading days of an Amortization Event, the Company must make a cash repayment to EF Hutton of an amount outstanding under the Pre-Paid Advance equal to $500,000, plus any accrued and unpaid interest (if any), and a 10% redemption premium. An “Amortization Event” occurs if (1) the daily VWAP of the Company’s Common Stock (as reported by Bloomberg) is lower than the Floor Price for any five of seven consecutive trading days, (2) the Company has issued in excess of 99% of all of the shares available under the Exchange Cap, or (3) EF Hutton is unable to use the Registration Statement (defined below) (and any one or more additional registration statements filed with the U.S. Securities and Exchange Commission (“SEC”) that include the shares of the Company’s Common Stock that may be issued and sold by the Company to EF Hutton under the PPA) for period of ten consecutive trading days.

The Company may, in its sole discretion, redeem an outstanding Pre-Paid Advance in cash by providing EF Hutton with advance written notice at least ten trading days prior to such prepayment if the VWAP of the Company’s common stock is, at the time of such written notice, lower than the Fixed Price. The prepayment shall include a prepayment premium equal to 10%.

The shares of Common Stock to be issued under the PPA will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-275070) (the “Registration Statement”).

Reasons for Proposal No. 1

The Company’s Board of Directors has determined that the PPA and our ability to issue Common Stock to EF Hutton pursuant to the PPA is in the best interests of the Company and its shareholders because the PPA provided us with capital in exchange for the issuance of equity. Accordingly, we are seeking shareholder approval of Proposal No. 1 in order to comply with the terms of the PPA and Listing Rule 5635(d).

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Therefore, the Company is seeking stockholder approval to issue more than 20% of the Company’s outstanding Common Stock to EF Hutton pursuant to the PPA (and as aggregated with those shares of Common Stock that may be issued to Yorkville pursuant to the SEPA) in compliance with Listing Rule 5635(d). In addition, the Company is seeking stockholder approval for waiver of the “Exchange Cap” limitation in the PPA.

Potential Consequences if Proposal No. 1 is Not Approved

If the shareholders do not approve Proposal No. 1, the Company will be unable to issue shares of Common Stock in excess of the Exchange Cap to EF Hutton upon the receipt of a Purchase Notice, thereby requiring us to repay the Pre-Paid Advance in cash at its maturity. Accordingly, if shareholder approval of Proposal No. 1 is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. Our ability to successfully implement our business plans and ultimately generate value for our shareholders is dependent on our ability to maximize capital raising opportunities.

Potential Adverse Effects of Proposal No. 1

Each share of Common Stock that would be issuable to EF Hutton would have the same rights and privileges as each of our currently outstanding shares of Common Stock. The issuance of Common Stock to EF Hutton pursuant to the terms of the PPA will not affect the rights of the holders of our outstanding shares of Common Stock, but such issuances will have a dilutive effect on our existing shareholders, including the voting power and economic rights of existing shareholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our Common Stock issuable to EF Hutton could adversely affect prevailing market prices of our Common Stock.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 1 except to the extent of their ownership of shares of our Common Stock.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Special Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 1. For purposes of the approval of Proposal No. 1, abstentions will have the same effect as a vote against this proposal, and broker non-votes, if any, will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 1.

PROPOSAL NO. 2

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK TO YORKVILLE, PURSUANT TO THE SEPA, IN EXCESS OF THE EXCHANGE CAP

We are seeking stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), for the issuance of up to $5,000,000 in shares of our Common Stock to Yorkville pursuant to the SEPA.

The information set forth in this Proposal No. 2 is qualified in its entirety by reference to the full text of the SEPA attached as exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on February 12, 2024. Stockholders are urged to carefully read these documents.

Background

On February 12, 2024, the Company entered into the SEPA with Yorkville. Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $5,000,000 of the Company’s Common Stock, at the Company’s request any time during the commitment period commencing on February 12, 2024 (the “Effective Date”) and terminating on the first day of the month following the 36-month anniversary of the Effective Date. Each issuance and sale by the Company to Yorkville under the SEPA (a “SEPA Advance”) is subject to a maximum limit equal to the greater of: (i) an amount equal to 100% of the average of the daily volume traded of the Company’s Common Stock on Nasdaq during the five trading days immediately preceding the SEPA Advance notice, or (ii) 500,000 shares of the Company’s Common Stock.

The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant SEPA Advance notice: (i) 95% of the Market Price (as defined below) for any period commencing (1) if submitted to Yorkville prior to 9:00 a.m. Eastern Time on a trading day, the open of trading on such day or (2) if submitted to Yorkville after 9:00 a.m. Eastern Time on a trading day, upon receipt by the Company of written confirmation of acceptance of such SEPA Advance notice by Yorkville (or the open of regular trading hours, if later) (the “Option 1 Pricing Period”), and (ii) 96% of the Market Price for any three consecutive trading days commencing on the SEPA Advance notice date (the “Option 2 Pricing Period,” and each of the Option 1 Pricing Period and the Option 2 Pricing Period, a “Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the VWAP of the Common Stock on Nasdaq, and for any Option 2 Pricing Period, the lowest VWAP of the common stock on the Nasdaq during the Option 2 Pricing Period. The SEPA Advances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding common stock at the time of a SEPA Advance or acquiring since the Effective Date under the SEPA more than the Exchange Cap (representing 19.99% of the aggregate amount of Common Shares issued and outstanding as of the date of this Agreement), calculated in accordance with the rules of Nasdaq, which number is to be reduced, on a share-for-share basis, by the number shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the SEPA under the applicable rules of Nasdaq (which the shares issuable to EF Hutton pursuant to the PPA are aggregated by Nasdaq for the purposes of Listing Rule 5635(d)), unless the Company obtains stockholder approval to do so. Additionally, if the total number of shares of Common Stock traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold (as defined below), then the number of shares of Common Stock issued and sold pursuant to such SEPA Advance notice will be reduced to the greater of (a) 30% of the trading volume of the Common Stock on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P., or (b) the number of shares of Common Stock sold by Yorkville during such Pricing Period. “Volume Threshold” is defined as a number of shares of Common Stock equal to the quotient of (a) the number of shares in the SEPA Advance notice requested by the Company divided by (b) 0.30.

Pursuant to the SEPA, the Company is required to register all shares which Yorkville may acquire. The Company agreed to file with the SEC a registration statement Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, registering for resale all of the Common Stock that are to be offered and sold to Yorkville pursuant to the SEPA. The Company is required to have a registration statement covering the resale of shares issued pursuant to the SEPA declared effective by the SEC before it can sell any shares to Yorkville pursuant to the SEPA.

The Company has also agreed to pay Yorkville a commitment fee equal to $150,000 (the “Commitment Fee”) by the issuance to Yorkville, within three trading days of the Effective Date, of such number of shares of Common Stock that is equal to the Commitment Fee divided by the closing price of the Common Stock on the trading day immediately prior to the Effective Date (collectively, the “Commitment Shares”). The Company is also required to include the resale of the Commitment Shares on the registration statement described in the immediately preceding paragraph.

The Company may terminate the SEPA at any time upon five trading days’ notice to Yorkville; provided that (i) there are no outstanding SEPA Advance notices, the shares of Common Stock under which have yet to be issued, and (ii) the Company has paid all amounts owed to Yorkville pursuant to the SEPA, including the Commitment Fee.

Reasons for Proposal No. 2

The Company’s Board of Directors has determined that the SEPA and our ability to issue Common Stock to Yorkville pursuant to the SEPA is in the best interests of the Company and its shareholders because the SEPA provides us with a reliable source of capital. Accordingly, we are seeking shareholder approval of Proposal No. 2 in order to comply with the terms of the SEPA and Listing Rule 5635(d).

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Therefore, the Company is seeking stockholder approval to issue more than 20% of the Company’s outstanding Common Stock to Yorkville pursuant to the SEPA (and as aggregated with those shares of Common Stock that may be issued to EF Hutton pursuant to the PPA) in compliance with Listing Rule 5635(d). In addition, the Company is seeking stockholder approval for waiver of the “Exchange Cap” limitation in the SEPA.

Potential Consequences if Proposal No. 2 is Not Approved

If the shareholders do not approve Proposal No. 2, the Company will be unable to issue shares of Common Stock in excess of the Exchange Cap to Yorkville pursuant to the SEPA, thereby preventing us from raising funds under the SEPA. Accordingly, if shareholder approval of Proposal No. 2 is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. The total amount of gross proceeds that may be raised under the SEPA is $5,000,000 assuming the issuance of the maximum number of shares pursuant to the SEPA. Our ability to successfully implement our business plans and ultimately generate value for our shareholders is dependent on our ability to maximize capital raising opportunities.

Potential Adverse Effects of Proposal No. 2

Each share of Common Stock that would be issuable to Yorkville would have the same rights and privileges as each of our currently outstanding shares of Common Stock. The issuance of Common Stock to Yorkville pursuant to the terms of the SEPA will not affect the rights of the holders of our outstanding shares of Common Stock, but such issuances will have a dilutive effect on our existing shareholders, including the voting power and economic rights of existing shareholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our Common Stock issuable to Yorkville could adversely affect prevailing market prices of our Common Stock.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 2 except to the extent of their ownership of shares of our Common Stock.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Special Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 2. For purposes of the approval of Proposal No. 2, abstentions will have the same effect as a vote against this proposal, and broker non-votes, if any, will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the ownership of our Common Stock as of April 12, 2024 (the “Determination Date”) by: (i) each current director of our company and each director nominee; (ii) each of our Named Executive Officers (“NEOs”); (iii) all current executive officers and directors of our company as a group; and (iv) all those known by us to be beneficial owners of more than five percent (5%) of our Common Stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Determination Date, through the exercise of any option, warrant or similar right (such instruments being deemed to be “presently exercisable”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock that could be issued upon the exercise of presently exercisable options and warrants are considered to be outstanding. These shares, however, are not considered outstanding as of the Determination Date when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table, and subject to state community property laws where applicable, all beneficial owners named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 2,313,027 shares of Common Stock outstanding as of the Determination Date. Unless otherwise indicated, the business address of each person in the table below is c/o Reborn Coffee, Inc., 580 N. Berry Street, Brea, CA 92821. No shares identified below are subject to a pledge.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
Jay Kim, Chief Executive Officer and Director	380,832	16.46%
Stephan Kim, Chief Financial Officer	67,190	2.90%
Farooq M. Arjomand, Chairman of the Board	664,413	28.72%
Dennis R. Egidi, Vice Chairman of the Board	363,682	15.72%
Sehan Kim, Director	47,784	2.07%
Andy Nasim, Director	—	—
Jennifer Tan, Director	—	—
All directors, directors nominees and executive officers as a group (7 persons)	1,523,901	65.88%

____________

(1)      A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our Common Stock outstanding.

FORWARD-LOOKING STATEMENTS

Please note that this Proxy Statement and the accompanying materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and the Company’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. These statements are subject to known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this Proxy Statement and the accompanying materials. Additional information concerning these and other risk factors is contained in the Company’s latest Annual Report on Form 10-K filed with the SEC on March 28, 2024, including the Risk Factors section therein, and in its other filings with the SEC. The forward-looking statements included in this Proxy Statement and the accompanying materials are made as of the date hereof. Except as required by law, the Company undertakes no obligation to update any of these forward-looking statements after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in our notice of annual meeting and proxy statement because it was not timely submitted under the following paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director.

To be considered for such presentation at our 2024 annual meeting of stockholders (the “2024 Annual Meeting”), any such stockholder proposal must be received by the Secretary, Reborn Coffee, Inc., Reborn Coffee, Inc., 580 N. Berry Street, Brea, CA 92821 not less than ninety (90) days nor more than one hundred twenty (120) days before the first anniversary of the date on which the corporation held its annual meeting in the immediately preceding year, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that if the 2024 Annual Meeting is scheduled to be held on a date more than thirty (30) days before or more than seventy (70) days after the anniversary date of the 2023 annual meeting of stockholders, a stockholder’s proposal shall be timely if delivered to, or mailed to and received by, the Secretary of our company not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by us, and in any case discretionary authority may be used if such proposal is untimely submitted.

In addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance at the 2024 Annual Meeting with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than February 22, 2025.

OTHER MATTERS

We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to Reborn Coffee, Inc., 580 N. Berry Street, Brea, CA 92821, Attn: Chief Financial Officer.

Our Board of Directors does not know of any other matters that are to be presented for action at the Special Meeting. If any other matters are properly brought before the Special Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares are represented at the Special Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

REBORN COFFEE, INC. 580 N. BERRY STREET BREA, CA 92821 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY REBORN COFFEE, INC. REBORN COFFEE, INC. 580 N. BERRY STREET BREA, CA 92821 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR the following proposals: 1. To approve the issuance of our shares of Common Stock to EF Hutton YA Fund, LP, pursuant to the Pre-Paid Advance Agreement dated as of February 12, 2024, in excess of the Exchange Cap (as defined in the agreement) in accordance with Nasdaq Listing Rule 5635. 2. To approve the issuance of our shares of Common Stock to YA II PN, LTD., pursuant to the Standby Equity Purchase Agreement dated as of February 12, 2024, in excess of the Exchange Cap (as defined in the agreement) in accordance with Nasdaq Listing Rule 5635. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V49394-S87882 REBORN COFFEE, INC. SPECIAL MEETING OF STOCKHOLDERS MAY 10, 2024 10:00 AM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Jay Kim and Stephan Kim, as proxies, with the power to appoint their substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of REBORN COFFEE, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on May 10, 2024, at the offices of Pryor Cashman LLP, located at 7 Times Square, New York, New York 10036, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side